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                          SMARTALK TELESERVICES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              SPECIAL MEETING OF SHAREHOLDERS -- DECEMBER 31, 1997

    The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Shareholders (the "Special Meeting") of SmarTalk TeleServices, Inc., a California corporation ("SmarTalk") and the Joint Proxy Statement/Prospectus in connection therewith and (2) nominates, constitutes and appoints Robert H. Lorsch and Erich L. Spangenberg or either of them, with full power of substitution, to vote all shares of common stock, without par value (the "Common Stock") of SmarTalk which the undersigned is entitled to vote at the Special Meeting to be held on December 31, 1997 or any postponements or adjournments thereof, and upon such other business as may properly come before the Special Meeting, with all the powers the undersigned would possess if personally present as follows:

    The Board of Directors of SmarTalk unanimously recommends a vote FOR Proposals (1), (2) and (3):

    (1) To approve the principal terms of a proposed merger of SMTK Acquisition Corp. II, a Delaware corporation ("SMTK Sub") and wholly-owned subsidiary of SmarTalk, with and into ConQuest Telecommunication Services Corp., a Delaware corporation ("ConQuest"), pursuant to an Agreement and Plan of Reorganization and Merger, dated as of July 30, 1997 (the "Merger Agreement"), by and among ConQuest, SmarTalk and SMTK Sub, and adopt the Merger Agreement.

                     FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

    (2) To approve an amendment to SmarTalk's 1996 Stock Incentive Plan (the "1996 Plan") to increase the number of shares of SmarTalk Common Stock authorized and reserved for issuance upon exercise of stock options granted pursuant to the 1996 Plan by 3,000,000 shares.

                     FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

    (3) To approve the change SmarTalk's state of incorporation from California to Delaware, pursuant to an Agreement and Plan of Merger and Reincorporation, dated as of November 10, 1997 (the "Reincorporation Agreement"), by and between SmarTalk and SmarTalk (Delaware) Corporation, a Delaware corporation, and adopt the Reincorporation Agreement.

                     FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

                     PLEASE MARK ALL CHOICES LIKE THIS [X]

               (CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE)
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   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS (1), (2) AND (3). IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

                                                       Dated:              ,1997
                                                             -------------

                                                       -------------------------
                                                              (signature)

                                                       -------------------------
                                                            (please print)

                                                       -------------------------
                                                          (signature, if held
                                                               jointly)

                                                       -------------------------
                                                        (title or authority, if
                                                              applicable)

                                                       Please date this Proxy
                                                       and sign your name
                                                       exactly as it appears on
                                                       your stock certificates.
                                                       Executors,
                                                       administrators, trustees,
                                                       officers of a
                                                       corporation, fiduciaries,
                                                       etc., should give their
                                                       full title as such.
                                                       Partnerships should sign
                                                       in the partnership name
                                                       by an authorized person.
                                                       For shares held jointly,
                                                       each joint owner should
                                                       personally sign. If the
                                                       undersigned hold(s) any
                                                       of the shares of Common
                                                       Stock of the SmarTalk in
                                                       a fiduciary, custodial or
                                                       joint capacity or
                                                       capacities, this Proxy is
                                                       signed by the undersigned
                                                       in every such capacity as
                                                       well as individually.
                                                       Attendance of the
                                                       undersigned at the
                                                       Special Meeting will not
                                                       be deemed to revoke this
                                                       Proxy unless the
                                                       undersigned shall
                                                       affirmatively indicate at
                                                       the meeting the intention
                                                       of the undersigned to
                                                       vote in person.

                PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD TODAY